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                                                                   Exhibit 99(a)


                            RICHEY ELECTRONICS, INC.

                   AMENDED AND RESTATED 1992 STOCK OPTION PLAN


1. Purpose.

         (a) The purpose of the Plan is to provide a means by which employees and directors (if eligible under paragraph 4) of and consultants to Richey Electronics, Inc., a Delaware corporation and successor to Brajdas Corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filing such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options"). All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option will not be treated as an Incentive Stock Option.

2. Administration.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.
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                  (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3) To amend the Plan as provided in paragraph 10.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                  (5) To grant options in exchange for cancellation of options granted earlier at different exercise prices; provided, however, that nothing contained herein shall empower the Board to grant an Incentive Stock Option under conditions or pursuant to terms that are inconsistent with the requirements of Section 4(b) below, or Section 422 of the Code.

                  (6) To take appropriate action to cause any option granted hereunder to cease to be an Incentive Stock Option; provided, however, no such action may be taken by the Board without the written consent of the affected optionee.

         (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two directors (the "Committee"). Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of (i) a "nonemployee director" for purposes of satisfying the requirements of Rule 16b-3 of the Securities and Exchange Act of 1934 and/or
(ii) an "outside director" for purposes of satisfying the requirements of
Section 162(m) of the Code. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

3. Shares Subject to the Plan.

         (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 1,300,000 shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Eligibility.

         (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Supplemental Stock Options may be granted only to employees (including officers) of, directors or consultants to the Company or its Affiliates.


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         (b) No person shall be eligible for the grant of an Incentive Stock
Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant.

5. Option Provisions.

         Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereby by reference in the option or otherwise) the substance of each of the following provisions:

         (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall not be less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted, provided, however, that any option granted under the Plan that is intended to satisfy the requirements of Section 162(m) of the code shall have an exercise price of not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

         (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercise, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

                  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

                  The Company may make loans or guarantee loans made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board or the Committee for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

         (d) An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. An option which is not an Incentive Stock


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Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a QDRO.

         (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

         (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

         (g) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director, or (B) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate; or (iv) if an optionee is determined by the Board or the Committee to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company or an Affiliate, or deliberate disregard of the rules of the Company or


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an Affiliate which resulted in loss, damage or injury to the Company or an
Affiliate, or if an optionee makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company or an Affiliate, engages in any conduct which constitutes unfair competition with the Company or an Affiliate, induces any customer of the Company or an Affiliate to break any contract with the Company or an Affiliate or induces any principal for whom the Company or an Affiliate acts as agent to terminate such agency relationship, in which case neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any shares whatsoever after termination of the optionee's employment or relationship as a consultant or director to the Company, whether or not after such termination the optionee may receive payment from the Company or an Affiliate for vacation pay, for services rendered prior to termination, for services for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board or the Committee shall give the optionee an opportunity to present to the Board or the Committee evidence on his or her own behalf. For the purpose of this paragraph of this subsection 5(g)(iv), termination shall be deemed to occur when the Company or an Affiliate dispatches notice or advice to the optionee of such termination. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

         (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

         (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value (in combination with any cash payment) equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value (in combination with any cash payment) equal to the amount of the withholding tax obligation.

         (j) The number of shares of common stock underlying options that may be granted under the Plan to any one person during any one calendar year shall not exceed 97,500 shares and the total number of shares with respect to which options may be granted to any one person during the term of the Plan shall not exceed 97,500 shares, in each case, subject to adjustment in the same manner as provided in Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions). To the extent required for exemption under
Section 162(m) of the Code, any options that are cancelled or repriced shall not again be available for grant under this maximum share limit.



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6. Covenants of the Company.

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7. Use of Proceeds From Stock.

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8. Miscellaneous.

         (a) The Board or the Committee shall have the power to accelerate the time at which an option may first be exercised or the time during which an option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the Board or Committee shall not exercise this power as a means of circumventing the provisions of paragraph 9(b) hereof.

         (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

         (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

         (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee, consultant or director or optionee any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or director or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant or director or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes


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of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

         (e) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by any optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.

9. Adjustments Upon Changes In Stock.

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

         (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees, consultants or directors for the Company, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

10. Amendment of the Plan.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares reserved for options under the Plan;

                  (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code.



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                  (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code.

         (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (c) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

11. Termination or Suspension of the Plan.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2001. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12. Effective Date of Plan.

         The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercisable unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.




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